NSA	Netherland, Sewell
& Associates, Inc.
Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the incorporation by reference to our audit letters as of December 31, 2007, each of which is included in the Annual Report on Form 10-K of The Williams Companies for the year ended December 31, 2007. We also consent to the reference to us as experts in such Annual Report.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. Scott Rees, III
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
February 18 2008